Exhibit 10.29

                             November 18, 1998



Mr. Rakesh Gangwal
1155 Crest Lane
McLean, Virginia  22101

Dear Mr. Gangwal:

     Reference is made to the letter agreement dated February 19, 1996 (the "Retirement Letter Agreement") between you and US Airways, Inc. (the "Company") concerning supplemental retirement benefits to be paid to you upon your retirement from the Company. This letter, when countersigned by you, will constitute an amendment to the Retirement Letter Agreement. This amendment has been approved by the Company's Board of Directors at its meeting on November 18, 1998. The Company agrees with you as follows:

     1.  Clause (ii) of paragraph 1(a) of the Retirement
Letter Agreement is hereby amended in its entirety to read as follows:

     "(ii)  final average earnings under the Retirement
     Plan in the amount of the greater of (x) your actual salary and bonus, or (y) your Base Salary in effect plus an assumed bonus at the Maximum Bonus opportunity (with "Base Salary" and "Maximum
     Bonus" to be defined as set forth in the Amended and Restated Employment Agreement dated November 18,
     1998)"

     2.  Paragraph 2(d) of the Retirement Letter
Agreement is hereby amended in its entirety to read as follows:

     "(d)  In determining the amount of your
     supplemental benefit hereunder, except as otherwise set forth in paragraph 3 hereunder, the reduction factors, actuarial assumptions, definitions, administrative provisions and other applicable provisions of the Retirement Plan will control."

     3. Paragraph 3 of the Retirement Letter Agreement is hereby amended in its entirety to read as follows:

     "3.  The amount of supplemental pension benefit
     calculated pursuant to paragraph 1 will be payable
     in the event of your normal retirement from the
     Company at any time following your attainment of age
     65.  You may elect to receive early retirement
     benefits under this agreement at any time after
     termination of your employment with the Company.  In
     the event of your early retirement from the Company
     on or after age 60, there will be no reduction under
     the early retirement reduction factors set forth in
     the Retirement Plan for early commencement of the
     payment of the supplemental pension benefit.   In
     the event of your early retirement from the Company prior to age 60, the supplemental pension benefit calculated pursuant to paragraph 1 will be reduced for early commencement in accordance with the early retirement reduction factors set forth in the Retirement Plan as if normal retirement age was age
     60 and you had 30 years of service for the purposes of such reduction so that your supplemental pension benefit would be reduced by one-sixth of one percent for each of the first twenty-four months and by one-fourth of one percent for each month thereafter that benefit commencement precedes your 60th birthday;
     provided, however, that in the event of your early retirement following a Change of Control, as defined in your Amended and Restated Employment Agreement dated November 18, 1998, there will be no reduction for early commencement in the supplemental pension benefit calculated under paragraph 1 regardless of your age at such early retirement. Notwithstanding the foregoing, if your employment terminates prior to attaining age 55, you may elect to commence your benefit immediately and elect one of the optional payment forms set forth in paragraph 4 and such optional payments will reflect the aforementioned amendments to paragraphs 1, 2 and 3."

     4. US Airways Group, Inc., the parent of the Company, hereby agrees that it is jointly and severally obligated for the payment of the obligations of the Company under the Retirement Letter Agreement as amended hereby.

     If you concur in the foregoing, please indicate your agreement by signing a copy of this letter in the space provided below.


                             US AIRWAYS, INC.

                             /s/ Michelle V. Bryan
                             ----------------------
                             Michelle V. Bryan
                             Vice President, Deputy General
                             Counsel and Secretary

Agreed:

/s/ Rakesh Gangwal
------------------------
Rakesh Gangwal

US AIRWAYS GROUP, INC.

/s/ Michelle V. Bryan
------------------------
Michelle V. Bryan
Secretary
Mr. Rakesh Gangwal
November 18, 1998
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